Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-246338) pertaining to the 2020 Equity Compensation Plan of MediaCo Holding Inc. of our report dated March 30, 2021, with respect to the consolidated and combined financial statements of MediaCo Holding Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Indianapolis, Indiana

March 30, 2021